Exhibit 99.1

N E W S R E L E A S E	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces

Upcoming Change in Board Composition

Hartford, CT, January 21, 2010 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, announced there will be a change in one of the two board positions currently held by representatives of BMO Financial Group (NYSE, TSX: BMO).

As a result of changes in his responsibilities, Barry M. Cooper will relinquish his role as one of BMO Financial’s director nominees on the Virtus board as soon as a replacement nominee has been considered and approved by the Virtus board. A replacement nominee has been submitted by BMO Financial to the Governance Committee and the Virtus board for consideration at the January 28 committee and board meetings.

Cooper, chairman of Jones Heward Investment Counsel, the Canadian institutional investment management division of BMO Financial Group, will assume new responsibilities on the boards of certain BMO Financial affiliates that have direct dealings with Virtus.

“We appreciate the guidance Barry has provided during this past year as we began operating as an independent, publicly traded asset management company,” said George R. Aylward, Virtus’ president and chief executive officer. “Barry has a keen understanding of the asset management business, and his experience has provided a valuable perspective for the Virtus board and management team.”

Cooper was appointed to the Virtus board in January, 2009 under terms of the minority investment in Virtus by Harris Bankcorp Inc., a U.S. subsidiary of BMO Financial. Harris has $45 million in convertible preferred stock, representing a 23 percent equity position in Virtus, and has the right to designate two members of Virtus’ board.

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Virtus Investment Partners, Inc.    2

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Additional information can be found at www.virtus.com.

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FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. Virtus Investment Partners, Inc. (“Virtus”) intends for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which for Virtus include, among others: (a) the effects of recent adverse market and economic developments on all aspects of our business; (b) the poor performance of the securities markets; (c) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (d) any lack of availability of additional financing on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from our management; (g) the impact of our separation from our former parent; (h) our ability to attract and retain key personnel in a competitive environment; (i) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (j) the possibility that our goodwill or intangible assets could become further impaired, requiring a charge to earnings; (k) the strong competition we face in our business from mutual fund companies, banks and asset management firms most of which are larger than we are; (l) potential adverse regulatory and legal developments; (m) the difficulty of detecting misconduct by our employees, sub-advisors and distribution partners; (n) changes in accounting standards; and (o) certain other risks and uncertainties described in the 2008 Annual Report on Form 10-K and in our other filings with the SEC. Virtus does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com